For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Announces Schedule for

Third Quarter 2016 Earnings Release and Conference Call

September 30, 2016, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today announced that it plans to issue a news release reporting third quarter 2016 results after the market closes on Tuesday, October 18, 2016.  The news release will also be available at that time on Southwest’s website at www.oksb.com.

Conference Call/Internet Audio Broadcast Information

A conference call hosted by Southwest President & CEO Mark Funke and CFO Joe Shockley will be held on Wednesday, October 19, 2016 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors, news media, and others may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10093635.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).

This call is being webcast and can be accessed via a live Internet audio broadcast at Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb161019.html.  Southwest will also post presentation slides on its website to be addressed by management during the call.  The slides will be available for download on Southwest’s website approximately one hour before the start of the call.

The webcast will be archived on www.oksb.com beginning one hour after the call and will remain accessible until November 19, 2016.  A replay of the conference call can be accessed via telephone by dialing 877-344-7529 (toll-free) or 412-317-0088 (international) and entering conference number 10093635.  Telephone replay access is available until November 19, 2016.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Through Bank SNB, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado, and on the Internet, through Bank SNB DirectBanker®.  We were organized in 1981 as the holding company for Bank SNB, which was chartered in 1894.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties.  We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.